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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                October 31, 2000

Hoover's, Inc.
1033 La Posada Drive, Suite 250
Austin, TX  78758


               Re:  Hoover's, Inc. Registration Statement for
                    Offering of an Aggregate of 1,760,897 Shares of Common Stock
                    ------------------------------------------------------------

Ladies and Gentlemen:

               We have acted as counsel to Hoover's, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 260,897 shares of the Company's common stock ("Common Stock"), par value $0.01 per share (the "Assumed Plan Shares"), issuable pursuant to outstanding options under the Powerize.com, Inc. 1998 Stock Incentive Plan (the "Assumed Plan") as assumed by the Company in connection with the Company's acquisition of Powerize.com, Inc. and an aggregate of 1,500,000 shares of Common Stock (the "Hoover's Plan Shares") reserved for issuance under the Company's 1999 Stock Incentive Plan (the "Hoover's Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with (i) the Company's assumption of the Assumed Plan and the options outstanding thereunder and (ii) the authorization of the additional reserve of the Hoover's Plan Shares for issuance under the Hoover's Plan. Based on such review, we are of the opinion that, if, as and when the Assumed Plan Shares or the Hoover's Plan Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements evidencing the outstanding options under the Assumed Plan or the Hoover's Plan, respectively, and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Assumed Plan, the Hoover's Plan, the Assumed Plan Shares or the Hoover's Plan Shares.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP